                                                  UNDERWRITING AGREEMENT



     THIS AGREEMENT is made as of ______________________, by and between AmeriPrime Funds, an Ohio business trust (the "Trust"), and Omni Financial Group, LLC, ("Omni") and AmeriPrime Financial Securities, Inc. ("AFS").
         WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and
         WHEREAS, Omni and AFS (each an "Underwriter," collectively the "Underwriters") are each a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and
     WHEREAS, AFS acts as underwriter to the Trust for all series of the Trust on a non-exclusive basis; and
         WHEREAS, the Underwriters and the Trust wish to enter into an agreement providing for the co-distribution by Underwriters of shares of beneficial interest (the "Shares") of the series of shares of the Trust listed on Exhibit A attached hereto, as it may be amended from time to time (the "Series");
         NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:
          1. Appointment. The Trust hereby appoints Omni and AFS as its non-exclusive agents for the distribution of the Shares of the Series and Omni and AFS hereby accept such appointment under the terms of this Agreement. While this Agreement is in force, neither Underwriter shall sell any Shares of the Series except on the terms set forth in this Agreement. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares of any Series whenever, in its sole discretion, it deems such action to be desirable.



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          2.      Sale and Repurchase of Shares.
                  (a) Underwriters will each have the right, as agent for the Trust, to enter into dealer agreements with responsible investment dealers, and to sell Shares to such investment dealers against orders therefor at the public offering price (as defined in subparagraph 2(e) hereof) less a discount determined by AFS which discount shall not exceed the amount of the sales charge stated in the Trust's effective Registration Statement on Form N-1A under the Securities Act of 1933, as amended, including the then current prospectus and statement of additional information (the "Registration Statement"). Upon receipt of an order to purchase Shares from a dealer with whom an Underwriter has a dealer agreement, such Underwriter will promptly cause such order to be filled by the Trust.
                  (b) Each Underwriter will have the right, as agent for the Trust, to sell such Shares to the public against orders therefor at the public offering price.
                  (c) Each Underwriter will also have the right, as agent for the Trust, to sell Shares at their net asset value to such persons as may be approved by the Trustees of the Trust, all such sales to comply with the provisions of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
                  (d) Each Underwriter will also have the right to take, as agent for the Trust, all actions which, in Underwriter's judgment, are necessary to carry into effect the distribution of the Shares.
                  (e) The public offering price for the Shares of each Series (and, with respect to each Series offering multiple classes of Shares, the Shares of each Class of such Series) shall be the respective net asset value of the Shares of that Series (or Class of that Series) then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by the Rules of Fair Practice of the NASD.


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                  (f) The net asset value of the Shares of each Series (or Class of a Series) shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Series (or each Class of a Series) shall be calculated by the Trust or by another entity on behalf of the Trust. Underwriters shall have no duty to inquire into or liability for the accuracy of the net asset value per share as calculated.
                  (g) On every sale, the Trust shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which the Underwriter shall have received an order for the purchase of the Shares.
                  (h) Upon receipt of purchase instructions, Underwriter will transmit such instructions to the Trust or its transfer agent for registration of the Shares purchased.
                  (i) Nothing in this Agreement shall prevent Underwriters or any affiliated person (as defined in the Act) of Underwriters from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriters or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that each Underwriter expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.
                  (j) Each Underwriter, as agent of and for the account of the Trust, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.
          3. Sales of Shares by the Trust or other Underwriter. The Trust reserves the right to issue any Shares at any time directly to the holders of
Shares   ("Shareholders"),   to  sell  Shares  through  and  enter  underwriting
agreements with other underwriters, to sell Shares to its Shareholders or to other persons approved by AFS at not less than net asset value and to issue Shares in exchange for


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     substantially  all the assets of any corporation or trust or for the shares of any  corporation or trust.

     4. Basis of Sale of Shares. Underwriters do not agree to sell any specific number of Shares. Each Underwriter, as agent for the Trust, undertakes to sell Shares on a best efforts basis only against orders therefor.
          5.      Compliance with NASD and Government Rules.
                  (a) Each Underwriter will conform to the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.
                  (b) Each Underwriter, at its own expense, will pay the costs incurred in establishing and maintaining its relationship with the dealers selling the Shares. Each Underwriter will require each dealer with whom such Underwriter has a dealer agreement to conform to the applicable provisions hereof and the Registration Statement, and neither Underwriter nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.
                  (c) Each Underwriter agrees to furnish to the Trust sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.
                  (d) Each Underwriter, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable State or federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties.
                  (e)   Neither   Underwriter   shall   make,   or  permit   any
representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then current prospectus and statement of additional information covering the Shares and in printed information approved by the Trust as information supplemental to such prospectus and statement of additional information. Copies of the then effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Trust to Underwriters in reasonable quantities upon request.
          6. Records to be Supplied by Trust. The Trust shall furnish to Underwriters copies of all information, financial statements and other papers which an Underwriter may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by an Underwriter, of all financial statements prepared for the Trust by independent public accountants.
          7. Expenses to be Borne by Trust. The Trust will bear the following expenses: (a) preparation, setting in type, printing of sufficient copies of the prospectus and statement of additional information for distribution to shareholders, and the distribution to shareholders of the prospectus and statement of additional information;
                  (b) preparation, printing and distribution of reports and other communications to shareholders;
     (c) registration of the Shares under the federal securities law;
                  (d) qualification of the Shares for sale in the jurisdictions designated by Underwriter; (e) qualification of the Trust as a dealer or broker under the laws of jurisdictions designated by AFS as well as qualification of the Trust to do business in any jurisdiction, if AFS determines that such qualification is necessary or desirable for the purpose of facilitating sales of the Shares;
     (f) maintaining facilities for the issue and transfer of the Shares;
     (g) supplying information, prices and other data to be furnished by the Trust under this Agreement; and
                  (h) any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares of certificates therefor.
          8. Services to and Actions for Trust, Not Underwriter. Any person, even though also a director, officer, employee, shareholder, member or agent of an Underwriter, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with such Underwriter's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder, member or agent, or one under the control or direction of such Underwriter, even though paid by it.
          9. Limitation of Liability. Each Underwriter may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the Act or the rules thereunder, neither Underwriter nor its respective members, shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof (collectively, the "Underwriter's Employees") shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission in connection with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of the Underwriter under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of the Underwriter under this Agreement.
         10. Indemnification of Underwriter. Subject to and except as otherwise provided in the Securities Act of 1933, as amended, and the Act, the Trust shall indemnify each Underwriter and each Underwriter's Employees (hereinafter referred to as a "Covered Person") against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while serving as the underwriter for the Trust or as one of Underwriter's

Employees, or thereafter, by reason of being or having been the underwriter for the Trust or one of Underwriter's Employees, including but not limited to liabilities arising due to any misrepresentation or misstatement in the Trust's prospectus, other regulatory filings, and amendments thereto, or in other documents originating from the Trust. In no case shall a Covered Person be indemnified against any liability to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of such Covered Person.
         11. Advances of Expenses. The Trust shall advance attorneys' fees or other expenses incurred by a Covered Person in defending a proceeding to the full extent permitted by the Securities Act of 1933, as amended, and the Act.
         12. Termination and Amendment of this Agreement. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Omni, (ii) by AmeriPrime, (iii) either by action of the Board of Trustees of the Trust or at a meeting of the Shareholders of the Trust by the affirmative vote of a majority of the outstanding Shares, and (iv) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of an Underwriter, by vote cast in person at a meeting called for the purpose of voting on such approval. Either the Trust or an Underwriter may at any time terminate this Agreement on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.
         13. Effective Period of this Agreement. This Agreement shall take effect upon its execution and shall remain in full force and effect for a period of two years from the date of its execution (unless terminated automatically as set forth in Paragraph 12, and from year to year thereafter), subject to annual approval (i) each Underwriter, (ii) by the Board of Trustees of the Trust or a vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of an Underwriter, by vote cast in person at a meeting called for the purpose of voting on such approval.

         14. Limitation of Trust's Liability. The term "AmeriPrime Funds" means and refers to the Trustees from time to time serving under the Trust's
Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, Shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and Shareholders of the Trust and signed by the officers of the Trust, acting as such, and neither such authorization by such Trustees and Shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of Ohio.
         15. Successor Investment Company. Unless this Agreement has been terminated in accordance with Paragraph 13, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust as a result of a reorganization, recapitalization or change of domicile.
         16. Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.
         17.      Questions of Interpretation.
     (a) This Agreement shall be governed by the laws of the State of Ohio.
     (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
         18. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that for this purpose the address of the Trust and AFS shall be 1793 Kingswood Drive, Suite 200, Southlake, Texas 76092 and of Omni shall be 6575 West Loop South, Suite 125, Bellaire, Texas 77401.
         19. Counterparts. This Agreement may be in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
         20. Binding  Effect.  Each of the  undersigned  expressly  warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.
         21. Force Majeure. If an Underwriter shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.
         IN WITNESS WHEREOF, the parties have each caused this Agreement to be signed on its behalf, all as of the day and year first above written.

ATTEST:                                    AmeriPrime Funds


-----------------------------
By:________________________________
                                           Kenneth D. Trumpfheller, President

ATTEST:                                    Omni Financial Group, LLC


____________________________               By:_________________________________
                                           Qui T. Vuong, Member

ATTEST:                                    AmeriPrime Financial Securities, Inc.


-----------------------------
By:________________________________
                                           Kenneth D. Trumpfheller, President


ASA02CF3-121097-1

EXHIBIT A

TO THE UNDERWRITING AGREEMENT
DATED __________________, 1997






                                            MAI ENHANCED EQUITY BENCHMARK FUND
                                            MAI ENHANCED AGGRESSIVE GROWTH FUND
                                          MAI ENHANCED CAPITAL APPRECIATION FUND
                                             MAI ENHANCED GROWTH & INCOME FUND
                                                 MAI ENHANCED INCOME FUND
                                                 MAI ENHANCED GLOBAL FUND










ASA02CF3-112197-2